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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  July 3, 1996

                             Cheniere Energy, Inc.
            (Exact name of registrant as specified in its charter)


                                   Delaware
                (State or other jurisdiction of incorporation)

          0-9092                                      95-4352386
 (Commission File Number)                  (IRS Employer Identification No.)


Two Allen Center
1200 Smith Street
Houston, Texas                                          77002
----------------------                                 -------
(Address of principal executive office)              (Zip Code)


Registrant's telephone number, including area code: (713)659-1361
                                                   ------------------


                                     None
          -----------------------------------------------------------
         (Former name or former address, if changed since last report)

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Item 4.  Changes in Registrant's Certifying Accountant.

        On July 3, 1996 Cheniere Operating consummated the transactions (the "Reorganization") contemplated in the Agreement and Plan of Reorganization (the "Reorganization Agreement") dated April 16, 1996 between Cheniere Operating and Bexy Communications, Inc., a publicly held Delaware corporation ("Bexy"). Under the terms of the Reorganization Agreement, Bexy transferred its existing assets and liabilities to Mar Ventures Inc., its wholly-owned subsidiary ("Mar Ventures"), Bexy received 100% of the outstanding shares of Cheniere Operating (which aggregated 824.2422 common shares outstanding prior to a 10,000 to 1 stock split which was effected immediately prior to the reorganization) and the former shareholders of Cheniere Operating received 8,242,422 newly issued shares of Bexy common stock, representing 93% of the then issued and outstanding Bexy shares. Immediately following the Reorganization, the Original Bexy Stockholders held the remaining 600,945 (7%) of the outstanding Bexy stock. As a result of the completion of the share exchange a change in the control of the Company occurred. The transaction has been accounted for as a recapitalization of Cheniere Operating. In accordance with the terms of the Reorganization Agreement, Bexy changed its name to Cheniere Energy, Inc. Subsequently, the Company distributed the outstanding capital stock of Mar Ventures to the original holders of Bexy common stock.

        Prior to the Reorganization, Bexy had retained Farber & Hass as Bexy's independent auditors and Cheniere Operating had retained Merdinger, Fruchter, Rosen & Corso P.C. as Cheniere Operating's independent auditors. Due to the fact that it was the business of Cheniere Operating, and not Bexy, which survived the Reorganization, management of Cheniere deemed it to be in the best interest of Cheniere to continue Cheniere Operating's relationship with Merdinger, Fruchter, Rosen & Corso P.C. and to terminate Cheniere Operating's relationship with Farber & Hass as of July 3, 1996.

        The reports of Farber & Hass on the financial statements of Bexy for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

        The decision to change accountants was not formally approved by the board of directors of Cheniere, due to the fact that management of Cheniere did not consider the dismissal of Farber & Hass and the continuation of Cheniere Operating's relationship with Merdinger, Fruchter, Rosen & Corso P.C. to be a substantive change in accountants.

        During the two most recent fiscal years of Bexy, and the interim period prior to dismissal of Farber & Hass, there were no disagreements with Farber & Hass on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Farber &

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Hass, would have caused Farber & Hass to make reference to the subject matter of the disagreement in connection with its report.

        At no time prior to the Reorganization did Bexy have any relationship with Merdinger, Fruchter, Rosen & Corso P.C.

                          PART II. Other Information

Item 6. Exhibits and Reports on Form 8-K

(a) Each of the following exhibits is filed herewith:

    99  -- Farber & Hass letter.



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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                CHENIERE ENERGY, INC.

                                By: /s/ KEITH F. CARNEY
                                   ----------------------------
                                   Keith F. Carney
                                   Chief Financial Officer

Date: June 9, 1997